UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

As was previously disclosed February 22, 2011 in the Form 10-K Annual Report (the “10-K Disclosure”) filed by Medco Health Solutions, Inc. (the “Company”), the Attorney General for the State of California requested information from the Company about a former consultant engaged by the Company in 2004. This disclosure also indicated that in February 2011, the Company received a telephonic inquiry from the staff of the U.S. Securities and Exchange Commission (“SEC”) with respect to its investigation relating to this former consultant.

Since the filing of the 10-K Disclosure, the Company received a subpoena from the SEC’s Los Angeles Regional Office staff requesting the production of documents relating to an ongoing investigation of the California Public Pension Funds. This subpoena requests documents in the Company’s possession pertaining to Alfred Villalobos (the “Consultant”), who formerly was a board member of the California Public Employees’ Retirement System (“CalPERS”), as well as certain current and former affiliates of both the Consultant and CalPERS, among other persons and entities. The Company intends to provide documents and to cooperate with the SEC and to continue to voluntarily cooperate with the California Attorney General.

The Company retained the Consultant in 2004. This was after the previous CalPERS pharmacy benefit management contract with Medco ended in 2002 and before a request for bids was issued by CalPERS in 2005. The Consultant was engaged by the Company after CalPERS had retained a large national plaintiffs’ law firm to pursue perceived issues with the Company’s PBM services under the contract ending in 2002. This was during a time in which the Company was concurrently managing an extensive caseload of publicly disclosed legal challenges. The Consultant was compensated $4 million, paid over time in four equal installments, to primarily provide advice and assistance in connection with what the Company anticipated would be and, in fact, became, a lengthy, contentious and highly detailed audit. The audit was successfully concluded and the outstanding issues were resolved.

The Company subsequently engaged the Consultant in a year-to-year contract ending in 2009, at a rate of $20,000 per month, and largely unrelated to CalPERS. Both contracts with the Consultant stipulated that he follow all laws and regulations in connection with his work for the Company, and required the Consultant to avoid all conflicts of interest or even the appearance of impropriety.

In early March 2011, CalPERS released a report concerning its own investigation of its relationship with various consultants and other entities, which report included a discussion of the Company’s relationship with the Consultant. Since becoming aware of the investigations being conducted by the California Attorney General and the SEC, and prior to CalPERS’ release of its internal report, the independent members of the Company’s Board of Directors have been monitoring the investigations referred to herein. The independent directors of the Board have retained external corporate governance counsel to advise them in connection therewith. The independent directors of the Board and the audit committee continue to receive regular updates on these matters. The independent directors of the Board have determined not to conduct an internal investigation at this time and will continue to monitor developments in these matters.

On March 16, 2011, the Company issued a press release stating that CalPERS has provided notice that it has terminated negotiations for renewing a contract awarded to the Company for PBM services scheduled to commence on January 1, 2012. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 8.01 disclosure.

The Company is not able to predict with certainty the timing or outcome of these matters.

Cautionary Language Concerning Forward-Looking Statements

This Current Report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management (“PBM”) and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Medco’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. You should carefully consider the risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: March 18, 2011	By:	/s/Richard J. Rubino

Richard J. Rubino
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 16, 2011